AGREEMENT OF MERGER

     This Agreement of Merger ("the Agreement") is made and entered into as of October 16, 1998, by and among TechLite, Inc., an Oklahoma corporation ("the Company"); TechLite Applied Sciences, Inc., an Oklahoma corporation ("TechLite Applied Sciences"); and SuperCorp Inc., an Oklahoma corporation ("SuperCorp").

     WHEREAS, the Directors of the Company and the Directors of TechLite Applied Sciences have each agreed to submit to their respective shareholders, for such shareholders' approval or rejection, the merger of TechLite Applied Sciences into the Company ("the Merger") in accordance with the provisions of the Oklahoma General Corporation Act, other applicable law and the provisions of this Agreement; and

     WHEREAS, SuperCorp is the controlling shareholder of the Company;

     NOW, THEREFORE, in consideration of the promises, undertakings and mutual covenants set forth herein, the Company, TechLite Applied Sciences, and SuperCorp agree as follows:

     1. Merger; Effective Date.
        -----------------------
     Pursuant to the terms and provisions of this Agreement and of the Oklahoma General Corporation Act, and subject to the prior approval by the shareholders of each of the Company and TechLite Applied Sciences, TechLite Applied Sciences shall be merged with and into the Company, as confirmed by the filing by the Company of a certified copy of this Agreement, a certificate of merger, or articles of merger with the Secretary of State of the State of Oklahoma ("the Effective Date"). The Company shall be the surviving corporation ("the Surviving Corporation"). The Company and TechLite Applied Sciences shall be referred to hereinafter collectively as the "Constituent Corporations." On the Effective Date, the separate existence and corporate organization of TechLite Applied Sciences, except insofar as it may be continued by statute, shall cease and the Company shall continue as the Surviving Corporation, which shall succeed, without other transfer or further act or deed whatsoever, to all the rights, property and assets of the Constituent Corporations and shall be subject to and liable for all the debts and liabilities of each; otherwise, its identity, existence, purposes, rights, immunities, properties, liabilities and obligations shall be unaffected and unimpaired by the Merger except as expressly provided herein. This Agreement supersedes all previous agreements among the parties hereto relating to the Merger.

     2. Articles of Incorporation and Bylaws.
        -------------------------------------
     The Articles of Incorporation and Bylaws of the Surviving Corporation shall be the Articles of Incorporation and Bylaws of the Company as in effect on the Effective Date.


                                                                       Exhibit 2
                                                               Page 1 of 4 Pages

     3. Directors.
        ----------
     The directors of TechLite Applied Sciences on the Effective Date shall become the directors of the Surviving Corporation from and after the Effective Date, who shall hold office subject to the provisions of the Articles of Incorporation and Bylaws of the Surviving Corporation, until their successors are duly elected and qualified.

     4. Officers.
        ---------
     The officers of TechLite Applied Sciences on the Effective Date shall become the officers of the Surviving Corporation from and after the Effective Date, subject to such powers with respect to the designation of officers as the directors of the Surviving Corporation may have under its Articles of Incorporation and Bylaws.

     5. Manner of Conversion.
        ---------------------
     The manner of converting the shares of capital stock of the Constituent Corporations into shares of the Surviving Corporation shall be as follows:

                  5.1. The shares of capital stock of TechLite Applied Sciences which shall be issued and outstanding on the Effective Date shall, on the Effective Date, be cancelled and exchanged for 2,209,903 shares of Common Stock ("the Merger Shares") of the Company.

                  5.2. There shall be 195,556 shares of Common Stock, $0.001 par value, of the Company issued and outstanding prior to the Effective Date ("the Spinoff Shares") and held of record by SuperCorp, which shares shall, on the Effective Date, continue to be outstanding and which shall have been distributed by the record holder thereof, SuperCorp, to its shareholders ("the Spinoff").

                  5.3 There shall be 48,888 shares of Common Stock of the Company issued and outstanding prior to the Effective Date and held by Albert L. Welsh and George W. Cole or their designees or assignees ("the Consultants' Shares"), which shares, on the Effective Date, shall continue to be issued and outstanding.

                  5.4 There shall be no options or warrants to purchase shares of Common Stock of the Company or TechLite Applied Sciences outstanding on the Effective Date.

     6. Representations and Warranties.
        -------------------------------
     SuperCorp and the Company jointly represent and warrant to, and agree with, TechLite Applied Sciences that:

                  6.1 The Company has been duly organized and is validly existing under the Oklahoma General Corporation Act. The Company has no subsidiary and does not own an equity interest in any entity.

                  6.2 The authorized capital of the Company is 50,000,000 shares of capital stock, which is of two classes as follows:

                                                                       Exhibit 2
                                                               Page 2 of 4 Pages

                                               Number of        Par value
         Class          Series                  Shares          of shares
         -----          ------                 ----------       ---------
         Common         None                   40,000,000       $0.001
         Preferred      To be designated       10,000,000       $0.001
                        by the directors

                  6.3 As of the Effective Date but immediately before giving effect to the Merger, the Company has outstanding capital as follows: 244,444 shares of Common Stock, $0.001 par value. No other shares, options, warrants or any rights to acquire the Company's capital stock will be issued and outstanding as of the Effective Date but immediately before giving effect to the Merger. The shares of Common Stock to be issued in connection with the Merger, when issued, delivered and sold, will be duly and validly issued and outstanding, fully paid and non-assessable, will not have been issued in violation of or subject to any preemptive or similar rights and will be free from any lien, charge, encumbrance or other security interest or third party right or interest.

                  6.4 The Company has no liabilities or obligations, whether absolute, contingent or otherwise.

                  6.5 As of the Effective Date, the financial statements of the Company shall not vary in any particular from the Company's financial statements that appear in the registration statement described in paragraph 7 below.

                  6.6 As of the Effective Date, the Merger and the Agreement will have been duly authorized and approved by the Company's directors and shareholders.

                  6.7 The Company is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the United States Investment Company Act of 1940, as amended.

     7. Conditions of TechLite Applied Sciences's obligations.
        ------------------------------------------------------
     The obligations of TechLite Applied Sciences to complete the Merger as provided herein shall be subject to the accuracy of the representations and warranties of SuperCorp and the Company herein contained as of the Effective Date, to the performance by the Company and SuperCorp of their obligations hereunder and to the following additional conditions:

                  7.1 The Merger Shares and the Spinoff Shares of Common Stock of the Company to be distributed pursuant to the provisions of paragraph 5.1 and
5.2 above shall, prior to the distribution thereof, be registered pursuant to the provisions of the Securities Act of 1933, as amended, by virtue of the filing of the appropriate registration statements with the U.S. Securities and Exchange Commission.


                                                                       Exhibit 2
                                                               Page 3 of 4 Pages

                  7.2 SuperCorp shall have distributed the Spinoff Shares to an escrow agent, as described in the registration statements filed with the SEC.

                  7.3 The directors and the shareholders of TechLite Applied Sciences are free to approve or disapprove the Merger in their full discretion.

     8. Tax Treatment.
        --------------
     The  merger  of  the  Company  and  TechLite   Applied  Sciences  shall  be
accomplished as a tax-free reorganization.

     9. Certificate of Merger.
        ----------------------
     Upon the approval of the merger by the shareholders of the Company and of TechLite Applied Sciences, the officers of the Company shall file with the Secretary of State, State of Oklahoma either a certified copy of this Agreement, a Certificate of Merger, or other required filing containing terms and provisions consistent with this Agreement of Merger; provided, however, that at any time prior to the filing of this Agreement (or a certificate in lieu thereof) with the Secretary of State, State of Oklahoma, the Agreement may be terminated by the board of directors of TechLite Applied Sciences notwithstanding approval of this Agreement by the shareholders of TechLite Applied Sciences or of the Company.

                                                     TechLite, Inc., an Oklahoma
                                                     corporation


                                                     By:/s/ Albert L. Welsh
                                                        ------------------------
                                                        Albert L. Welsh,
                                                        President

                                                     TechLite Applied Sciences,
                                                     Inc., an Oklahoma
                                                     corporation


                                                     By:/s/ J. D. Arvidson
                                                        ------------------------
                                                        J. D. Arvidson, Chief
                                                        Executive Officer

                                                     SuperCorp Inc.


                                                     By:/s/ Albert L. Welsh
                                                        ------------------------
                                                        Albert L. Welsh,
                                                        President

                                                                       Exhibit 2
                                                               Page 4 of 4 Pages